Exhibit 32

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the quarterly report of Net 1 UEPS Technologies, Inc. (“Net1”) on Form 10-Q for the quarter ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Herman G. Kotzé and Alex M.R. Smith, Chief Executive Officer and Chief Financial Officer, respectively, of Net1, certify, pursuant to 18 U.S.C. § 1350, that to their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Net1.

Date: November 7, 2019	/s/: Herman Kotzé
Name: Herman Kotzé
Chief Executive Officer

Date: November 7, 2019	/s/: Alex M.R. Smith
Name: Alex M.R. Smith
Chief Financial Officer